Exhibit 99.1
515 Franklin Square, Michigan City, Indiana
Contact: James H. Foglesong
Chief Financial Officer
Phone: (219) 873-2608
Fax: (219) 874-9280
Date: December 14, 2005
FOR IMMEDIATE RELEASE
HORIZON BANCORP ANNOUNCES QUARTERLY DIVIDEND INCREASE
Michigan City, Indiana (December 14, 2005) — Horizon Bancorp announced today that its Board of Directors approved an increase in quarterly dividends from 13 cents to 14 cents per share. This represents a 7.69 percent increase and a dividend yield of 2.14 percent based on the price per share of $26.20 as of the close of business on December 13, 2005. The dividend will be paid on January 17, 2006 to shareholders of record on January 3, 2006.
Horizon Bancorp is a locally owned, independent, bank holding company serving northern Indiana and southwest Michigan. Horizon offers banking, investment and trust services from offices located in Michigan City, LaPorte, Wanatah, Chesterton, Portage, Valparaiso, Elkhart, South Bend and Merrillville, Indiana, and Harbert, New Buffalo, St. Joseph and Three Oaks, Michigan and provides mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached on the World Wide Web at www.accesshorizon.com. Its common stock is traded on the NASDAQ SmallCap Market under the symbol HBNC.
Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, such management. Such statements are inherently uncertain and there can be no assurance that the underlying assumptions will prove to be valid. Actual results could differ materially from those contemplated by the forward-looking statements. Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
For additional information, please contact: James H. Foglesong, Chief Financial Officer, at (219) 873-2608.
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